Exhibit 10.10

HOUGHTON MIFFLIN HARCOURT COMPANY

2015 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD NOTICE

Houghton Mifflin Harcourt Company (the “Company”) has previously established the Houghton Mifflin Harcourt Company 2015 Omnibus Incentive Plan (the “Plan”) and, pursuant thereto, the Company desires to grant to the Person identified on Schedule I hereto (the “Grantee”) an option to acquire ownership of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), as of [            ], 2015 (the “Grant Date”), subject to the terms and conditions set forth in this notice (“Award Notice”).

1.        Award. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee an option to purchase from the Company that number of shares of Common Stock as set forth on Schedule I attached hereto at the Exercise Price per share of Common Stock as also set forth on Schedule I attached hereto (the “Award”).

2.        Vesting and Exercisability; Expiration.

(a)        Subject to the terms and conditions set forth herein and in the Plan, the Award shall vest and become exercisable in equal installments on each of the first [three (3)/four (4)] anniversaries of the Grant Date; provided, that, the Grantee remains in continuous service with the Company or any of its Subsidiaries on each such vesting date. Except as otherwise provided in this Section 2, in the event that the Grantee’s continuous service is terminated by the Company or by the Grantee for any reason, the Grantee shall forfeit the unvested portion of the Award as of the Grantee’s termination date.

(b)        In the event that the Grantee’s continuous service is terminated by the Company due to the Grantee’s Disability or due to the Grantee’s death, the unvested portion of the Award shall become immediately fully vested as of the Grantee’s termination date.

(c)        Notwithstanding any provision herein to the contrary, (i) if the Committee has made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, then in the event that the Grantee’s continuous service is terminated by the Company other than for Cause, and other than due to death or Disability (which shall be governed by Section 2(b) above), within one (1) year following the occurrence of the Change in Control, the unvested portion of the Award shall become immediately fully vested; or (ii) if the Committee has not made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, then the unvested portion of the Award shall become fully vested and exercisable immediately prior to the Change in Control.

(d)        Subject to earlier termination as provided in this clause (d), the Award shall expire on the seventh anniversary of the Grant Date (the “Expiration Date”). The portion of the Award that is vested as of the Grantee’s termination of continuous service with the Company shall remain exercisable following such termination as follows: (i) until the 90th day following the Grantee’s termination by the Company without Cause and other than due to the Grantee’s Disability, but in no event later than the Expiration Date, (ii) until the one year anniversary following the Grantee’s termination by the Company due to Disability or termination due to the Grantee’s death, but in no event later than the Expiration Date, or (iii) until the 30th day following the Grantee’s voluntary termination of continuous service with the Company, but in no event later than the Expiration Date. Thereafter, any unexercised portion of such Award shall be forfeited immediately. In the event that the Grantee’s continuous service is terminated by the Company for Cause, the Grantee shall forfeit the Award, whether or not vested, as of the Grantee’s termination date.

3.        Method of Exercising Option.

(a)        Payment of Exercise Price. Subject to Section 8 hereof, the Award, to the extent vested, may be exercised by the Grantee, in whole or in part, by (i) delivery of a written or electronic notice of exercise to the Company specifying the number of whole shares of Common Stock to be purchased; and (ii) satisfying the aggregate Exercise Price (1) in (A) cash, (B) check, (C) cash equivalent and/or shares of Common Stock having an aggregate Fair Market Value at the time the Award is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company) equal to the aggregate Exercise Price; provided, that such shares of Common Stock are not subject to any pledge or other security interest or (D) any combination of the foregoing (A) – (C); or (2) by such other method as the Committee may permit, in its sole discretion, including without limitation: (A) in other property having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Award and to deliver promptly to the Company an amount equal to the aggregate Exercise Price; or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Award that are needed to pay for the aggregate Exercise Price.

(b)        Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an Award made hereunder, payment by the Grantee of any federal, state, local or other taxes that may be required to be withheld or paid in connection with such Award. At the sole discretion of the Committee, the Grantee may satisfy such withholding obligation (1) by allowing the Company to withhold whole shares of Common Stock that would otherwise be delivered to the Grantee, having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay, equal to the minimum withholding taxes required in connection with an Award or by allowing the Company to withhold an amount of cash that would otherwise be payable to the Grantee, in the amount necessary to satisfy any such obligation; (2) by paying such obligation in cash; (3) in cash from a broker-dealer acceptable to the Company to whom the Grantee has submitted an irrevocable notice of exercise; (4) by delivering shares of Common Stock or (5) by any combination of the foregoing (1) through (4).

4.        Issuance of Shares. Except as otherwise provided in the Plan, as promptly as practical after receipt of written notification of exercise, full payment of the aggregate Exercise Price and any required income tax withholding and the execution of any required documentation, the

Company shall issue or transfer to the Grantee the number of shares of Common Stock with respect to which the Award or portion thereof has been so exercised, and shall deliver to the Grantee either a certificate or certificates therefor or written evidence of the book entry notation evidencing the issuance thereof, registered in the Grantee’s name.

5.        Non-Transferability. The Award is subject to the restrictions on transferability set forth in Section 15(b) of the Plan.

6.        Rights as Shareholder. The Grantee shall have no rights as shareholder with respect to the shares of Common Stock subject to the Award until the Grantee shall have become the holder of record of such shares, and except as otherwise provided in the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the date on which shareholders of record are determined for purposes of paying cash dividends on shares of Common Stock is prior to the date upon which the Grantee shall become the holder of record thereof.

7.        Adjustments. The Award granted hereunder is subject to adjustment pursuant to Sections 12 and 13 of the Plan.

8.        Applicable Securities Laws and Restrictions on Exercise. Shares of Common Stock issued pursuant to the Award granted under this Award Notice shall not be sold or transferred unless either they first shall have been registered under the Securities Act or upon request by the Company, the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. In no event shall the Grantee be permitted to exercise this Award if such exercise would result in a violation of applicable securities and other laws, as determined by the Committee in its sole discretion. In the event that the exercise of the Award is restricted pursuant to the foregoing, the Committee shall toll the applicable exercise period until such restriction no longer exists.

9.        Notice. Every notice or other communication relating to this Award Notice shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee’s address as recorded in the records of the Company or any Subsidiary.

10.        Non-Qualified Stock Options. The Award granted hereunder consists of stock options that are not intended to be incentive stock options within the meaning of Section 422 of the Code.

11.        Governing Law. This Award Notice shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

12.        Plan. The terms and provisions of the Plan are incorporated herein by reference, a copy of which has been provided or made available to the Grantee. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Award Notice, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

13.        Interpretation. Any dispute regarding the interpretation of this Award Notice shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Grantee.

14.        No Right to Continued Service. Nothing in this Award Notice shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any Subsidiary to terminate the Grantee’s service.

16.        Severability. Every provision of this Award Notice is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

17.        Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Award Notice.

18.        Clawback. To the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, this Award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

16.        Successors. The terms of this Award Notice shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

17.        Entire Agreement. This Award Notice and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereof

18.        Counterparts. This Award Notice may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Grantee has executed this Agreement, effective as of the Grant Date.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:
Name: William F. Bayers Title: Executive Vice President and General Counsel

GRANTEE

Name:

SCHEDULE I

AWARD

GRANTEE	NUMBER OF SHARES OF COMMON STOCK	EXERCISE PRICE ($/share)